                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                January 19, 2000


                       DONALDSON, LUFKIN & JENRETTE, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)



               1-6862                                        13-1898818
---------------------------------------             ---------------------------
       (Commission File Number)                            (I.R.S. Employer
                                                         (Identification No.)

  277 Park Avenue, New York, New York                          10172
---------------------------------------             ----------------------------
(Address of principal executive office)                      (Zip Code)


       Registrant's telephone number, including area code: (212) 892-3000

Item 5. Other Events

     Press releases dated January 19, 2000, issued by Donaldson, Lufkin & Jenrette, Inc. ("the Company"), concerning fourth quarter financial results and information for the Company and DLJdirect, its online brokerage service contained therein, are filed herewith as exhibits and hereby incorporated in their entirety by reference.

     (c) Exhibit

 Exhibit 99.1 Press release dated January 19, 2000 for Donaldson, Lufkin & Jenrette, Inc.

 Exhibit 99.2   Press release dated January 19, 2000 for DLJdirect

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Donaldson, Lufkin & Jenrette, Inc.


                                                /s/ Marjorie White
                                             -----------------------------------
                                             Marjorie White
                                             Secretary


January 21, 2000

FOR IMMEDIATE RELEASE

Media Contact:                                                 Investor Contact:
Catherine M. Conroy                                                Kevin Zuccala
212-892-3275                                                        212-892-4693


                    DLJ POSTS STRONGEST-EVER QUARTER AND YEAR

      4TH QUARTER NET NEARLY TRIPLES TO $191.2 MILLION, OR $1.35 PER SHARE FULL YEAR NET RISES 62 PERCENT TO $600.7 MILLION, OR $4.18 PER SHARE

     NEW YORK, NY- JANUARY 19, 2000 -- Donaldson, Lukfin & Jenrette, Inc. (NYSE:
DLJ) said today that its net income for the fourth quarter of 1999 and for the full year were the strongest-ever in the firm's forty-year history. Fourth quarter net income was a record $191.2 million, or $1.35 per diluted share, nearly tripling the $68.7 million, or $0.47 per diluted share, reported for the comparable quarter of 1998. For the full year, DLJ earned a record $600.7 million, or $4.18 per diluted share, 62 percent more than the $370.8 million, or $2.65 per diluted share, reported for 1998.

     Return on average equity for the fourth quarter of 1999 increased to 21.9 percent. For the full year, return on average equity was 19.1 percent. At December 31, 1999, book value per common share was $27.46, or 34 percent greater than at the end of 1998.

     FOURTH QUARTER HIGHLIGHTS

     DLJ's total revenues for the fourth quarter of 1999 increased 66 percent to a record $2.1 billion, as the firm posted record levels of commissions and fee income that complimented strong gains in dealer and trading revenues and underwriting income. Fee income increased 81 percent, commissions rose 57 percent and underwriting income was 20 percent higher than during the fourth quarter a year ago. Net revenues, or total revenues minus interest expense, rose 73 percent to a record $1.7 billion.

     FULL YEAR HIGHLIGHTS: STRONG GAINS IN M&A, HIGH-YIELD AND IPOS

     DLJ's total revenues for 1999 rose 32 percent to a record $7.1 billion, and net revenues rose 41 percent to $5.6 billion, as the firm significantly expanded its market share in major components of its investment banking businesses. DLJ's market share in mergers and acquisitions increased dramatically. The firm's share of completed merger and acquisition assignments rose from 4.9 percent to
13.9 percent to rank the firm sixth on a global basis. As measured by completed U.S. assignments, the firm's market share increased from 7.2 percent to 19.5 percent to rank DLJ in fourth place. Consequently, fee income earned by DLJ's global Mergers & Acquisitions Group increased 79 percent from 1998's then-record levels to a record $883 million in 1999.

     For the seventh year in a row, DLJ was the number-one-ranked underwriter of high-yield bonds. Most importantly, despite an industrywide slowdown in high-yield new issuance, DLJ increased its market share as a lead underwriter. In 1999, DLJ was the lead manager of $17.5 billion of high-yield bonds and accounted for 18.3 percent of the dollar volume of all new issues, up from 15.4 percent in 1998.

     As a lead manager of initial public offerings, DLJ rose from eighth place in 1998 to fifth in 1999, increasing its market share by 70 percent from 3.3 percent in 1998 to 5.6 percent in 1999.

     Commissions increased 41 percent to a record $1.2 billion in 1999, reflecting the strength of the firm's global institutional equities businesses as well as the cumulative impact of its Pershing correspondent clearing business, along with its 425-broker high-net-worth group and its online broker, DLJdirect.

     DLJ's 30-year-old-venture capital unit, the Sprout Group, accounted for the majority of the year's investment gains. Sprout's investment record, particularly in the technology and internet-related sectors, generated record portfolio gains and distributions in 1999.

     In a joint statement, Joe L. Roby, Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc., and John S. Chalsty, DLJ's Chairman, said, "DLJ developed tremendous momentum in 1999. While favorable market conditions helped the securities industry overall, DLJ achieved significant market share gains and record profits that underscore the inherent balance of our business mix. We finished the year with outstanding fourth quarter results that propelled DLJ to its strongest year ever. Virtually all of our businesses enjoyed record results in 1999."

     They noted, "Our international businesses also continued to grow in 1999. Net revenues from DLJ's international activities doubled to a record $782.2 million this year. We opened new offices in Germany, Taiwan, Singapore and South Korea during the year, and the number of DLJers employed outside of the United States increased from 1,400 to 1,700."

     DLJDIRECT 1999 EARNINGS INCREASE FIVEFOLD TO $6.9 MILLION; REVENUES DOUBLE

     DLJdirect (NYSE: DIR), Donaldson, Lufkin & Jenrette's online brokerage service, reported a 102 percent increase in net revenues to a record $238.1 million for the year ended December 31, 1999, versus $117.9 million for the year ended December 31, 1998. Net income for the year ended December 31, 1999 grew fivefold to $6.9 million or $0.07 per share (pro forma diluted), from $1.5 million or $0.01 per share (pro forma diluted), for the same period in 1998.

     DLJdirect set new records for the fourth quarter of 1999. Quarterly net revenues more than doubled to a record $76.3 million, compared to $35.4 million reported for the comparable period one year ago, and $54.9 million reported for the third quarter of 1999.

     DLJdirect reported a net loss of $2.0 million, or $0.02 per share (diluted), for the quarter ended December 31, 1999. This compared with net income of $1.8 million, or $0.02 per share (pro forma diluted), for the fourth quarter of 1998, and a net loss of $3.3 million, or $0.03 per share (diluted), for the third quarter of 1999. Highlighting the growth of the business and the magnitude of increased marketing initiatives, pre-marketing income, before taxes and equity in the net loss of a joint venture, reached a quarterly record of $24.7 million, versus $8.2 million for the fourth quarter of 1998 and $14.4 million for the third quarter of 1999.

     Donaldson, Lufkin & Jenrette is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. Founded in 1959 and headquartered in New York City, DLJ employs approximately 10,200 people worldwide and maintains offices in 13 cities in the United States and 16 cities in Europe, Latin America and Asia. The company has two classes of common stock trading on the New York Stock Exchange. Shares trading under the ticker symbol "DLJ" represent Donaldson, Lufkin & Jenrette, Inc. Shares trading under the ticker symbol "DIR" track the performance of DLJdirect, its online brokerage business. For more information on Donaldson, Lufkin & Jenrette, refer to the company's worldwide web site at www.dlj.com. The firm's world headquarters are located at 277 Park Avenue, New York, NY 10172; telephone number (212) 892-3000.

                             Financial Tables Follow

               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)

           (in thousands, except per share data and financial ratios)


                                                      ---------------------------------------------------------------------------
                                                                    QUARTER ENDED                         YEAR ENDED
                                                                    DECEMBER 31,                          DECEMBER 31,

                                                             1999                  1998               1999                  1998
                                                      ---------------------------------------------------------------------------
Revenues:

  Commissions                                         $    359,417          $    228,868      $    1,200,695        $     854,679
  Underwritings                                            334,679               278,686           1,246,442            1,043,526
  Fees                                                     543,496               300,551           1,611,935            1,191,655
  Interest-net (3)                                         661,285               456,540           2,175,308            2,189,108
  Principal transactions-net:
    Trading                                                198,355                10,743             718,589              (58,596)
    Investment                                              21,584                (7,186)            107,321              126,031
  Other                                                     19,115                18,847              85,979               60,639
                                                      ------------          ------------      --------------        -------------
      Total revenues                                     2,137,931             1,287,049           7,146,269            5,407,042
                                                      ------------          ------------      --------------        -------------

Costs and expenses:

  Compensation and benefits                                908,113               527,437           3,105,389            2,231,655
  Interest                                                 477,944               329,058           1,590,245            1,455,851
  Brokerage, clearing, exchange
    fees, and other                                        100,044                68,032             313,785              258,625
  Occupancy and related costs                               47,779                42,913             178,933              143,832
  Communications and technology                            131,711                88,300             445,218              314,624
  Other operating expenses                                 168,840               120,159             559,199              401,955
                                                      ------------          ------------      --------------        -------------
    Total costs and expenses                             1,834,431             1,175,899           6,192,769            4,806,542
                                                      ------------          ------------      --------------        -------------

Income before provision for income taxes                   303,500               111,150             953,500              600,500
                                                      ------------          ------------      --------------        -------------

Provision for income taxes                                 112,300                42,500             352,800              229,700
                                                      ------------          ------------      --------------        -------------

Net income                                                 191,200                68,650             600,700              370,800

Dividends on preferred stock                                 5,289                 5,289              21,156               21,310
                                                      ------------          ------------      --------------        -------------

Earnings applicable to common shares                  $    185,911          $     63,361      $      579,544        $     349,490
                                                      ============          ============      ==============        =============

Earnings applicable to common shares (1)
   DLJ                                                $    186,267          $     63,361       $     580,447        $     349,490
   DLJdirect                                          $       (356)                            $        (903)
                                                      ============                            ==============

Earnings per share (2):
  DLJ
     Basic                                            $       1.48          $       0.52      $         4.63        $        2.93
     Diluted                                          $       1.35          $       0.47      $         4.18        $        2.65
                                                      ============          ============      ==============        =============
  DLJdirect
     Basic                                            $      (0.02)                           $        (0.05)
     Diluted                                          $      (0.02)                           $        (0.05)
                                                      ============                            ==============

Weighted average common shares (2):
  DLJ
     Basic                                                 126,093               122,916             125,433              119,260
     Diluted                                               137,979               133,493             138,868              131,980
                                                      ============          ============      ==============        =============
  DLJdirect
     Basic                                                  18,400                                    18,400
     Diluted                                                18,400                                    18,400
                                                      ============                            ==============

DLJdirect
     Net income (loss) (included in
        consolidated earnings applicable
        to common shares)                             $     (1,987)         $      1,785      $        6,932        $       1,460
                                                      ============          ============      ==============        =============


               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)

           (in thousands, except per share data and financial ratios)


                                          --------------------------------------------------------------------
                                                   QUARTER ENDED                      YEAR ENDED
                                                    DECEMBER 31,                       DECEMBER 31,
                                                1999          1998                1999              1998
                                          --------------------------------------------------------------------
DLJ INC.

BALANCE SHEET DATA AT END OF PERIOD:


  Long-term borrowings (4)                                                  $   5,160,446      $     3,482,003
                                                                            =============      ===============
  Redeemable preferred stock                                                $     200,000      $       200,000
                                                                            =============      ===============
  Total stockholders' equity (2)                                            $   3,907,638      $     2,927,699
                                                                            =============      ===============
  Book value per common share

     outstanding

       DLJ common stock                                                     $       27.46      $         20.44


  Common shares and RSUs outstanding
     at end of period

       DLJ common stock                                                           127,114              124,895
       DLJdirect common stock                                                      18,400                  N/A

DLJ INC.

OTHER FINANCIAL DATA AT END OF PERIOD:
  Ratio of long-term borrowings to total
     capitalization (5)                                                             53.4%                51.9%
  Return on average common stockholders'
     equity (6)                                 21.9%       10.1%                   19.1%                16.5%


               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)

           (in thousands, except per share data and financial ratios)

(1) DLJdirect Common Stock tracks the separate performance of the Company's existing online discount brokerage and related investment services business ("Tracking Stock"). Prior to issuing DLJdirect Common Stock, the Company's existing Common Stock was designated as DLJ Common Stock and reflects the performance of the Company's primary businesses, i.e., Banking, Fixed Income, Equities and Financial Services, plus a 100% interest in DLJdirect. These operations are referred to as DLJ. On May 28, 1999, ("the closing date"), the Company issued in an initial public offering, 18.4 million shares of DLJdirect Common Stock. The shares of DLJdirect Common Stock have no voting rights, except in certain limited circumstances.

      Earnings applicable to common shares for DLJ includes a 100% retained interest in DLJdirect for periods prior to the closing date and 82.1% for subsequent periods. Quarterly results reported by DLJ prior to the closing date were not affected by the issuance of the tracking stock.

(2) Earnings per common share amounts for periods after the closing date have been calculated using the two class method. The two class method is an earnings allocation formula that determines the earnings per share for each class of common stock according to participation rights in undistributed earnings.

      For DLJ, basic earnings per common share represents earnings applicable to common shares (including its retained interest in DLJdirect) divided by the weighted average actual common shares outstanding, i.e., excluding the effect of potentially dilutive securities. Diluted earnings per common share include the dilutive effects of the Restricted Stock Unit Plan and the dilutive effect of options calculated under the treasury stock method.

      For DLJdirect, basic earnings per share is calculated by dividing earnings applicable to common shares for the period the tracking stock was outstanding (May 28, 1999 to December 31, 1999) by the weighted average actual common shares outstanding. Diluted earnings per common share include the dilutive effect of options calculated under the treasury stock method. DLJ's retained interest excludes the effect of the 10 million shares of common stock that have been reserved for issuance under the DLJdirect Stock Option Plan. Earnings per share for DLJdirect for periods prior to the closing date are not presented as such amounts are not meaningful.

(3) Interest-net is net of interest expense to finance U.S. Government, agency and mortgage-backed securities of $964.6 million, $702.3 million, $3,249.6 million and $3,045.3 million, respectively.

(4) During the fourth quarter of 1999, the Company issued an aggregate of $600.0 million medium-term notes with various maturity dates through 2001.

(5) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock, and stockholders' equity) exclude current maturities (one year or less) of long-term borrowings.

(6) Return on average common stockholders' equity is calculated on an annualized basis for periods of less than one full year using a monthly average and is based on earnings applicable to common shares.

FOR IMMEDIATE RELEASE

MEDIA CONTACT:                              INVESTOR CONTACT:
Linda Finnerty                              Kevin Zuccala
DLJdirect                                   Donaldson, Lufkin & Jenrette
201-308-3187                                212-892-4693


           DLJDIRECT 1999 FULL YEAR REVENUES DOUBLE TO $238.1 MILLION,

              FULL YEAR EARNINGS INCREASE FIVEFOLD TO $6.9 MILLION

        -- GLOBAL CLIENT ASSETS GROW BY $12.8 BILLION TO $21.7 BILLION --

     NEW YORK, NY - JANUARY 19, 2000 - Donaldson, Lufkin & Jenrette, Inc. (NYSE:
DLJ) today announced that DLJdirect (NYSE: DIR), its online brokerage service, reported a 102% increase in net revenues to a record $238.1 million for the year ended December 31, 1999, versus $117.9 million for the year ended December 31, 1998. Net income for the year ended December 31, 1999 grew fivefold to $6.9 million or $0.07 per share (pro forma diluted), from $1.5 million or $0.01 per share (pro forma diluted), for the same period in 1998.

     Blake Darcy, Chief Executive Officer of DLJdirect, noted that 1999 established new records in every aspect of its business. "DLJdirect more than doubled its revenues, client assets, total trades, and average trades per day," he said. He emphasized that DLJdirect significantly enhanced its product offerings, launched its international business, dramatically increased brand awareness and, from a net earnings perspective, produced its second-best year ever. "We accomplished so much while still maintaining our Number One ratings for service and reliability," he said. "The momentum continues into the new millennium. We will be adding another 17,000 accounts with $2.0 billion of assets in February 2000 when DLJdirect assumes broker-dealer responsibility for Scudder Investments' brokerage clients as a result of the strategic alliance that we announced in December."

     DLJdirect set new records for the fourth quarter of 1999. Quarterly net revenues more than doubled to a record $76.3 million, compared to $35.4 million reported for the comparable period one year ago, and $54.9 million reported for the third quarter of 1999. DLJdirect reported a net loss of $2.0 million, or $0.02 per share (diluted), for the quarter ended December 31, 1999. This compared with net income of $1.8 million, or $0.02 per share (pro forma diluted), for the fourth quarter of 1998, and a net loss of $3.3 million, or $0.03 per share (diluted), for the third quarter of 1999. Pre-marketing income before taxes and equity in net loss of joint venture reached a quarterly record of $24.7 million versus $8.2 million for the fourth quarter of 1998 and $14.4 million for the third quarter of 1999, highlighting the growth of the business and magnitude of increased marketing initiatives.

     INTERNATIONAL EXPANSION

     "There is also great news on the international scene, where we commenced operations in Japan in June and in the UK in September," said Mr. Darcy, indicating that DLJdirect added 29,000 new accounts in Japan and 14,000 in the UK during 1999. DLJdirect already ranks among the top online brokers in both markets and was rated the best online broker in Japan by Kabuko, a Japanese Web site that ranks online brokerages and other service providers. "We've only just begun. Plans for 2000 include operations in Hong Kong, Germany, and the Middle East," added Mr. Darcy.

     RECORD GROWTH IN GLOBAL CUSTOMERS, ASSETS, AND TRADING ACTIVITY

     As of December 31, 1999, DLJdirect had 795,000 global customer accounts, 50 percent more than at the end of 1998. Active customer accounts at the end of 1999 numbered 347,000, a 65 percent increase versus the end of 1998. Assets in customer accounts on December 31, 1999 totaled $21.7 billion, up 144 percent over the $8.9 billion as of December 31, 1998.

     The fourth quarter set new global records for average daily trading volume, new active customer accounts, and growth in customer assets. Average daily trades totaled 30,500 for the quarter, 115 percent higher than the fourth quarter of 1998 and 57 percent over the third quarter of 1999. In addition, 40,000 net new active accounts were added compared to 13,000 for the fourth quarter of 1998, and 30,000 for the third quarter of 1999. Customer assets grew by a record $7.4 billion in the fourth quarter to $21.7 billion or 52 percent higher than the third quarter of 1999. This compares to an average quarterly increase of $1.8 billion for the first three quarters of 1999.

     DLJdirect experienced record global trading volumes in 1999, executing a total of 1.9 million trades during the fourth quarter and 5.8 million trades for the year. On average, DLJdirect executed 23,800 trades per day during 1999, more than double the number of daily trades executed in 1998. December was a particularly strong month with average daily trades reaching 38,000. "Investors continue to embrace online investing," Mr. Darcy said, "and DLJdirect continues to attract the sophisticated, high-net-worth self-directed investor. Evidence of this can be seen in the continued rise in average customer assets per active account, which increased to $63,000, up from $42,000 at the end of 1998."

     ENHANCED PRODUCT OFFERINGS

     DLJdirect served as i-distributor or co-managing underwriter for 57 online underwritings valued at $7.2 billion for the year ended December 31, 1999. An expanded Fixed-Income Center was launched providing customers access to a broader array of fixed-income securities - including Treasurys, agency bonds, corporate bonds, and municipal bonds - as well as relevant market information. DLJdirect also introduced a family of actively managed, no-load mutual funds with the DLJDIRECT STRATEGIC GROWTH FUND and the DLJDIRECT CHOICE TECHNOLOGY FUND. All of these products leverage the research strength, asset management expertise, and investment banking prowess of parent DLJ for the benefit of DLJdirect customers.

     RECOGNITION AND AWARDS

     DLJdirect continued to receive performance accolades during the fourth quarter including a Five-Star rating from the Lafferty Group, which provides quarterly ratings of approximately 500 Web sites in all sectors of the global financial services industry. DLJdirect regularly earned the top ranking in the Keynote Web Broker Trading Index throughout the quarter. The Keynote Index shows the average Web site response time in seconds and the success rate for creating a standard stock-order transaction on selected brokerage sites. As a result of this strong performance, DLJdirect was ranked the #1 online brokerage for customer confidence by Gomez.com. Gomez.com is a recognized online leader in providing consumer and business-based e-commerce research, tools, and analysis to empower consumers to make informed online purchasing decisions.

     The New Jersey Technology Council (NJTC) honored DLJdirect as the "Internet/E-Commerce Company of the Year." The NJTC awards recognize New Jersey's top technical companies that have achieved business success, and the Internet/E-Commerce Company of the Year is the organization's highest accolade.

     DLJdirect is one of America's premier online brokerage firms. Established in 1988, DLJdirect offers a diversified range of investment products and services to sophisticated, self-directed investors. DLJdirect has more than 795,000 customer accounts representing over $21.7 billion in assets. Headquartered in Jersey City, New Jersey, with offices in Parsippany, Charlotte, London, and Tokyo, DLJdirect employs approximately 900 people. DLJdirect common stock trades on the New York Stock Exchange under the ticker symbol "DIR." For more information on DLJdirect, refer to the company's Web site at www.DLJdirect.com.

     Donaldson, Lufkin & Jenrette is a leading integrated investment and merchant bank serving institutional, corporate, government, and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. Founded in 1959 and headquartered in New York City, DLJ employs approximately 10,200 people worldwide and maintains offices in 13 cities in the United States and 16 cities in Europe, Latin America, and Asia. The company has two classes of common stock trading on the New York Stock Exchange. Shares trading under the ticker symbol "DLJ" represent Donaldson, Lufkin & Jenrette, Inc. Shares trading under the ticker symbol "DIR" track the performance of DLJdirect, its online brokerage business. For more information on Donaldson, Lufkin & Jenrette, refer to the company's Web site at www.DLJ.com. The firm's world headquarters are located at 277 Park Avenue, New York, NY 10172; telephone number (212) 892-3000.


                             Financial Tables Follow

                                    DLJDIRECT

                   COMBINED SUMMARY OF OPERATIONS (UNAUDITED)

           (in thousands, except per share data and financial ratios)


                                                        --------------------------------------------------------------
                                                                 QUARTER ENDED                        YEAR ENDED
                                                                  DECEMBER 31,                        DECEMBER 31,
                                                             1999            1998               1999            1998
                                                        --------------------------------------------------------------
Revenues:
  Commissions                                           $  44,380        $  24,403         $  142,805       $   78,717
  Fees                                                     18,476            7,119             56,798           25,484
  Interest-net                                             13,458            3,885             38,468           13,723
                                                        ---------        ---------         ----------       ----------
      Total revenues                                       76,314           35,407            238,071          117,924
                                                        ---------        ---------         ----------       ----------

Costs and expenses:

  Compensation and benefits                                19,640            8,029             60,991           28,260
  Brokerage, clearing, exchange
    fees, and other                                        12,267            8,699             39,206           28,423
  Advertising                                              25,452            5,228             62,913           25,146
  Occupancy and equipment                                   3,752            1,386              9,768            5,045
  Communications                                            3,831            1,633             11,896            5,564
  Technology costs                                            664              995              3,288            4,084
  Other operating expenses                                 11,442            6,421             31,969           18,934
                                                        ---------        ---------         ----------       ----------
    Total costs and expenses                               77,048           32,391            220,031          115,456
                                                        ---------        ---------         ----------       ----------
Income (loss) before income tax provision
 (benefit) and equity in net loss of joint venture           (734)           3,016             18,040            2,468
                                                        ---------        ---------         ----------       ----------

Income tax provision (benefit)                                 86            1,231              7,893            1,008

Equity in net loss of joint venture (2)                    (1,167)               0             (3,215)               0
                                                        ---------        ---------         ----------       ----------
Net income (loss)                                       $  (1,987)       $   1,785         $    6,932       $    1,460
                                                        =========        =========         ==========       ==========

Earnings (loss) per share (3):
   Basic                                                $   (0.02)       $    0.02         $     0.07       $     0.01
   Diluted                                              $   (0.02)       $    0.02         $     0.07       $     0.01
                                                        =========        =========         ==========       ==========

Weighted average notional and outstanding shares:
   Basic                                                  102,650          102,650            102,650          102,650
   Diluted                                                102,650          104,673            102,660          104,673
                                                        =========        =========         ==========       ==========

Earnings (loss) attributable to:
   DLJ Retained Interest                                $  (1,631)       $   1,785         $    7,835       $    1,460
   DLJdirect Tracking Stock (1)                              (356)               0               (903)               0
                                                        =========        =========         ==========       ==========

Tracking Stock earnings per share (3):
   Basic                                                $   (0.02)                         $    (0.05)
   Diluted                                              $   (0.02)                         $    (0.05)
                                                        =========                          ==========

Tracking Stock weighted average common shares:
   Basic                                                   18,400                              18,400
   Diluted                                                 18,400                              18,400
                                                        =========                          ==========

                                    DLJDIRECT

                   COMBINED SUMMARY OF OPERATIONS (UNAUDITED)

           (in thousands, except per share data and financial ratios)

                                                --------------------------------
                                                 QUARTER ENDED      YEAR ENDED
                                                  DECEMBER 31,      DECEMBER 31,
                                                     1999              1999
                                                --------------------------------

BALANCE SHEET DATA AT END OF PERIOD:

  Total allocated equity                                            $  231,792
                                                                    ==========
  Common shares at end of period:
     DLJ Retained Interest (Notional)                                   84,250
     DLJdirect Tracking Stock Outstanding                               18,400
                                                                    ==========

OTHER FINANCIAL DATA AT END OF PERIOD:

  Return on average common stockholders'             (5.1)%                3.0%
     equity (4)

(1) DLJdirect Common Stock tracks the separate performance of DLJ Inc.'s existing online discount brokerage and related investment services business for periods subsequent to the date of the offering ("Tracking Stock"). On May 28, 1999 ("the closing date"), DLJ Inc. issued in an initial public offering, 18.4 million shares of DLJdirect Common Stock. The shares of DLJdirect Common Stock have no voting rights, except in certain limited circumstances.

       As a result of the offering, DLJ Inc. has a retained interest of 82.1% in DLJdirect represented by 84.3 million notional shares. The 18.4 million shares of DLJdirect Tracking Stock reflects the 17.9% owned by the public. Prior to the offering DLJ Inc. had a 100% interest in the earnings of DLJdirect.

(2) DLJdirect has a 50% interest in a joint venture with a Japanese bank which amount is included in equity from net loss of joint venture in the statement of operations.

(3) Earnings (loss) per share amounts have been calculated by dividing net income (loss) by the weighted average notional and outstanding tracking shares. For periods prior to the quarter ended September 30, 1999, these amounts are pro forma as if the issuance of the DLJdirect Tracking Stock occurred at the beginning of 1998. Earnings per share amounts for the quarter ended December 31, 1999 are calculated based on actual results. The notional shares represent DLJ's 82.1% retained interest in DLJdirect. Prior to the offering, DLJ Inc. had a 100% interest in the earnings of DLJdirect. These pro forma amounts are presented for comparative purposes only.

       Tracking Stock earnings per common share amounts have been calculated by dividing earnings applicable to common shares by the weighted average actual common shares outstanding. For the year ended December 31, 1999, earnings per share amounts are calculated for the period the tracking stock was outstanding, May 28, 1999 to December 31, 1999. Earnings per share for periods prior to the closing date are not presented as such amounts are not meaningful.

(4) Return on average common stockholders' equity is calculated on an annualized basis for periods of less than one full year using a monthly average and is based on earnings applicable to Tracking Stock (pro forma for the year ended December 31, 1999).